EXHIBIT 3(i)




                      SAVANNAH FOODS & INDUSTRIES, INC.

                        CERTIFICATE OF INCORPORATION

                       With Amendments Adopted Through

                               May 24, 1990


                       CERTIFICATE OF INCORPORATION
                                   OF
                     SAVANNAH FOODS & INDUSTRIES, INC.
                         (a Delaware Corporation)

          FIRST: The name of the Corporation (hereinafter called the "Company") is Savannah Foods & Industries, Inc.

          SECOND: The registered office of the Company is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust
     Company.

          THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH:

          (A) The total number of shares of Common Stock which the Company is authorized to issue is sixty-four million (64,000,000) and the par value of each such shares is twenty-five cents ($.25), amounting in the aggregate to sixteen million dollars ($16,000,000). The shares of the Common Stock shall entitle the holder thereof to one vote for each share upon all matters upon which stockholders have the right to vote.
          (B) The total number of shares of Preferred Stock which the Company is authorized to issue is up to one million (1,000,000) and the par value of each of such shares is fifty cents ($.50), amounting in the aggregate to five hundred thousand dollars ($500,000). The Board of Directors of the Company shall have the right from time to time to issue such shares in series, to fix the redemption and liquidation value, dividend rate, issue such shares in series, to fix the redemption and liquidation value, dividend rate, voting rights, conversion privilege, preferences, maturity dates and other qualifications, limitations or restrictions, as determined by the Board, without stockholder approval.

          FIFTH: The names and addresses of each of the incorporators are as follows:

               Name                               Address

               B.J. Consono . . . . . . . . . . .1209 Orange Street
                                                 Wilmington, Delaware

               F.J. Obara, Jr. . . . . . . . . . 1209 Orange Street
                                                 Wilmington, Delaware

               A.D. Grier. . . . . . . . . . . ..1209 Orange Street
                                                 Wilmington, Delaware

          SIXTH: Except as otherwise provided herein, the Board of Directors is expressly authorized:

     (A) To adopt, amend, or repeal the By-laws of the Corporation, provided however, that the Board of Directors shall have no power to adopt, amend, or repeal Section 2 of Article III of the By-laws of the Corporation without the approval of the holders of 75% of the outstanding stock of the Corporation entitled to vote thereon.
     (B) To set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner by which it was created.
     (C)  (1)       To effect and consummate:
               (a)  any merger or consolidation of the Corporation or
                    any subsidiary with or into any other corporation:
               (b)  any sale, lease, exchange, or other disposition of
                    all or substantially all of the assets of the Corporation to or with any other person; or,
               (c)  any issuance or transfer by the Corporation or any
                    subsidiary of any voting securities of the Corporation or any subsidiary to any other person except for voting securities issued pursuant to stock option, purchase, bonus, or other plans for natural persons who are directors, employees, consultants, and/or agents of the Corporation and its subsidiaries;
               when, and only when, authorized by the affirmative vote of the holders of:
                    (i)  at least 75% of the outstanding stock of the
                         Corporation entitled to vote generally in the election of directors; and
                    (ii) at least a majority of the shares of
                         outstanding stock of the Corporation which are not beneficially owned by such other corporation or person.
          (2) The provisions of Section (C)(1) of this Article shall not apply, and the provisions of Delaware law relating to the percentage of required stockholder approval, if any, shall apply to:
               (a)  any merger or other transaction described in the
                    preceding Section (C)(1) if any such other corporation is a subsidiary of the Corporation;
               (b)  any merger or other transaction described in the
                    preceding Section (C)(1) if the Board of Directors has approved the transaction prior to the time such other corporation or person acquired 10% or more of the shares of the outstanding stock of the Corporation entitled to vote in the election of directors; or,
               (c)  any merger or other transaction described in the
                    preceding paragraph if at any time prior to its consummation the transaction has been approved by a resolution adopted by all of the directors then in office.
          (3)  For purposes of this Article Sixth:
               (a)  any specified person shall be deemed to be a
                    beneficial owner of shares of stock of the
                    Corporation:
                    (i)  which such specified person or any of its
                         affiliates or associates, as such terms are hereinafter defined, owns, directly or indirectly, whether of record or not;
                    (ii) which such specified person or any of its
                         affiliates or associates has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; or,
                  (iii)  which are beneficially owned, directly
                         or indirectly [including shares deemed
                         owned through application of clauses (i) and (ii) of this Section (C)(3)] by any other person with which specified person or any of its affiliates or associates has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of the stock of the Corporation;
               (b)  a subsidiary is any corporation more than
                    50% of the voting securities of which are owned, directly or indirectly, by the Corporation;
               (c)  a person is any individual, partnership,
                    corporation, or entity;
               (d)  an affiliate of a specified person is any person
                    that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person; and,
               (e)  an associate of a specified person is:
                    (i)  any person of which such specified person is
                         an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;
                    (ii) any trust or estate in which such specified
                         person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar capacity;
                   (iii) any relative or spouse of any such
                         specified person, or any relative of
                         such spouse, who has the same home as
                         the specified person; or,
                    (iv) any director or officer of such specified
                         person or any corporation which controls or is controlled by, or is in common control with, such specified person.
          (4) The Board of Directors of the Corporation shall determine, for purposes of this Article Sixth, on basis of information known to it:
               (a)  whether any person referred to in Section (C)(1)
                    of this Article owns beneficially 10% or more of the outstanding stock of the Corporation entitled to vote in the election of directors; and,
               (b)  whether a proposed transaction is substantially
                    consistent with the terms of the transactions approved in principle by the Board of Directors as referred to in Section (C)(2). Any such determination by the Board of Directors shall be conclusive and binding for all purposes of this Article Sixth and for purposes of such determination, the Board of Directors shall be entitled to rely solely on information provided to it by any person referred to in section (c)(1) and filings made available to the public by such person with the Securities and Exchange Commission under Section 13(d) of the Securities Exchange Act of 1934, as amended.

          SEVENTH: No action required or permitted to be taken by the stockholders of the Corporation may be taken except at the annual meeting of stockholders or at a special meeting of stockholders duly called for as provided in the By-laws of the Corporation. Meetings of the stockholders may be held outside the State of Delaware, if the By-laws of the Corporation so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware in such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Election of the directors need not be by ballot unless the By-laws of the Corporation shall so provide. The stockholders of the Corporation shall have the authority to remove any director of the Corporation with or without cause as provided in the By-laws of the Corporation.

          EIGHTH: The Corporation reserves the right to modify, revise, alter, amend, change, repeal, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and rights conferred upon the stockholders herein are granted subject to this reservation, provided, however, that the provisions of Article Sixth, Article Seventh, and of this Article Eighth of this Certificate of Incorporation shall not be modified, revised, altered, or amended, repealed, or rescinded, in whole or in part, except by the affirmative vote of the holders of not less than 75% of the outstanding stock of the Corporation entitled to vote thereon.

          NINTH: No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a Director, except for any matter in respect of which such Director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Ninth, not the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Ninth shall eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit, or claim that, but for this Article Ninth would accrue or arise, prior to such amendment.

          WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 19th day of February, 1969.

                                               /s/ B. J.  CONSONO
                                               /s/ F. J. OBARA, JR.
                                               /s/ A. D. GRIER

     STATE OF DELAWARE        )
                              )    SS:
     COUNTY OF NEW CASTLE     )

          BE IT REMEMBERED that on this 19th day of February A.D. 1969, personally came before me, a Notary Public for the State of Delaware, B.J. Consono, F.J. Obara, Jr., and A.D. Grier, all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively and that the facts stated therein are true.
          GIVEN under my hand and seal of office the day and year foresaid.

                                                /s/  A. DANA ATWELL
                                                    Notary Public

     A. Dana Atwell, Notary Public
     Appointed October 28, 1967
     State of Delaware
     Term: Two Years


     STATE OF DELAWARE

                        OFFICE OF SECRETARY OF STATE


          I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF SAVANNAH FOODS & INDUSTRIES, INC. FILED IN THIS OFFICE ON THE TWENTIETH DAY OF AUGUST, A.D. 1990, AT 10 O CLOCK A.M.

                       :  :  :  :  :  :  :  :  :  :


                                            /s/  MICHAEL HARKINS
                                                 Michael Harkins,
                                                 Secretary of State

                                        AUTHENTICATION:  2765677
                                                  DATE:  08/20/1990



                        CERTIFICATE OF AMENDMENT OF

                     SAVANNAH FOODS & INDUSTRIES, INC.

                        CERTIFICATE OF INCORPORATION

          Savannah Foods & Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

               FIRST:   That the Board of Directors of said
     corporation, at a meeting duly held on March 30, 1990, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation increasing the number of shares of common capital stock of $.25 per share par value from 32,000,000 to 64,000,000 as follows:

               RESOLVED, that subject to approval by the stockholders at the Annual Meeting to be held on May 24, 1990 that Article Fourth of the Company s Certificate of Incorporation be amended so as to increase the authorized number of shares of common capital stock of $.25 per share par value from 32,000,000 to 64,000,000.

               SECOND:   That the Annual Meeting of Stockholders duly
     held on May 24, 1990, the stockholders voted 21,104,867 shares (77.7% of shares outstanding) for and 482,084 shares against said amendment.

               THIRD:   That the aforesaid amendment was duly adopted
     in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, said Savannah Foods & Industries, Inc. has caused this certificate to be signed by W.W. Sprague, Jr., its President, and attested by John M. Tatum, its Secretary, this 10th day of August, 1990.


                                   SAVANNAH FOODS & INDUSTRIES, INC.

                                   By:   /s/  W.W. SPRAGUE, JR.
                                              President

     ATTEST:

     By:   /s/  JOHN M. TATUM
               Secretary